U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     Form 10

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
     Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934


                           CHINA TICKET CENTER, INC..
             (Exact name of registrant as specified in its charter)

           Nevada                                                45-0823587
(State of Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

28248 North Tatum Blvd., Suite B-1-434, Cave Creek, Arizona         85331
           (Address of Principal Executive Offices)               (Zip Code)

       Registrant's telephone number, including area code: (602) 300-0432

                                    Copy to:

                       Law Offices of David E. Wise, P.C.
                                  The Colonnade
                           9901 IH-10 West, Suite 800
                            San Antonio, Texas 78230
                            Telephone: (210) 558-2858
                            Facsimile: (210) 579-1775

        Securities to be registered under Section 12(b) of the Act: None

    Name of Exchange on which each class is to be registered: Not applicable

      Securities to be registered under Section 12(g) of the Exchange Act:

                              Common Stock, $.0001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]                        Accelerated filer [ ]

Non-accelerated filer [ ]                          Smaller reporting company [X]

EXPLANATORY NOTE

     We are filing this General Form for Registration of Securities on Form 10 to register our common stock, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act")

     Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to fie annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing statements pursuant to Section 12(g) of the Exchange Act.

     Unless otherwise noted, references in this registration statement to "China Ticket Center, Inc.," the "Company," "we," "our," or "us" means China Ticket Center, Inc.

FORWARD LOOKING STATEMENTS

     There are statements in this registration that are not historical facts. These "forward-looking statements" can be identified by use of terminology such as "believe," "hope," "may," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy" and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should carefully read this entire Registration Statement, especially the risks discussed under "Risk Factors." Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

                                TABLE OF CONTENTS

Item Number
and Caption                                                                 Page
-----------                                                                 ----

ITEM 1.   BUSINESS .........................................................  1

ITEM 1A.  RISK FACTORS .....................................................  6

ITEM 2.   FINANCIAL INFORMATION ............................................ 11

ITEM 3.   PROPERTIES ....................................................... 13

ITEM 4.   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ... 13

ITEM 5.   DIRECTORS AND EXECUTIVE OFFICERS ................................. 15

ITEM 6.   EXECUTIVE COMPENSATION ........................................... 16

ITEM 7.   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR
          INDEPENDENCE ..................................................... 16

ITEM 8.   LEGAL PROCEEDINGS ................................................ 17

ITEM 9.   MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON
          EQUITY AND RELATED STOCKHOLDER MATTERS ........................... 17

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES .......................... 18

ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED .......... 18

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS ........................ 20

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA ...................... 20

ITEM 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
          AND FINANCIAL DISCLOSURE ......................................... 20

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS ................................ 20

                                ITEM 1. BUSINESS

BUSINESS DEVELOPMENT

     China Ticket Center, Inc. ("Company") was incorporated in the State of Nevada on March 7, 2011. The Company has been in the developmental stage since inception and has conducted virtually no business operations, other than organization activities and preparation of this registration statement on Form
10. The Company has no full-time employees and owns no real estate or personal property. The Company was formed as a vehicle to pursue a business combination and has made no efforts to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of, or merger with, an existing company. We have no cash. The Independent Auditor's Report to our financial statements for the period ended March 14, 2011, included in this Form 10, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such doubts identified in the report include the fact (i) that we have not established any source of revenue to cover our operating costs; (ii) that we will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured; (iii) that we will offer noncash consideration and seek equity lines as a means of financing our operations; (iv) that if we are unable to obtain revenue producing contracts or financing or if the revenue or financing we do obtain is insufficient to cover any operating losses we may incur, we may substantially curtail or terminate our operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

BUSINESS OF ISSUER

     The Company, based on our proposed business activities, is a "blank check" company. The U.S. Securities and Exchange Commission ("SEC") defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a) (51) of the Exchange Act of 1934, as amended ("Exchange Act") and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies. Under Rule 12b-2 promulgated under the Exchange Act, the Company will be deemed to be a "shell company," because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

     The Company was organized to provide a method for a foreign or domestic privately held company to become a reporting company whose securities are qualified for trading in the United States securities markets, such as the New York Stock Exchange ("NYSE"), NASDAQ, American Stock Exchange ("AMEX") or the OTC Bulletin Board, and, as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held reporting company. The Company's principal business objective for the next 12 months and beyond will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific industry or geographical location and, thus, may acquire or merge with any type of business, domestic or foreign.

     Our analysis of new business opportunities will be undertaken by and under the supervision of our Mr. Hongqiang Xu, our President and Chief Executive Officer, Mr. Zhiguo Tan, our Vice President and Mr. Qieping Zhang, our Chief

Financial Officer. As of the date of this filing, we have not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company. We have unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. However, we have no cash at this time and no plan to raise money through the sale of equity or borrow money from a traditional lending source. Our management team, consisting of Messrs. Xu, Tan and Zhang, has verbally committed to the Company that they will fund the costs of preparing the Company's Exchange Act reports (Form 10-Ks, Form 10-Qs, Form 8-Ks) for the current fiscal year ending December 31, 2011. However, our management team has not committed to pay such costs beyond the preparation of the Form 10-K for the fiscal year ending December 31, 2011. In the event that our management team fails to pay such costs, the Company's common stock would likely be limited to quotation on the Pink Sheets and no market for the common stock would develop or, if a market did develop, the market for our common stock would not exist for very long. Investors in our common stock could lose part or all of their investment in our shares.

PERCEIVED BENEFITS

     There are certain perceived benefits to being a reporting company with a class of publicly-traded securities. These are commonly thought to include the following:

     * the ability to use registered securities to make acquisitions of assets or businesses;

     *    increased visibility in the financial community;

     *    the facilitation of borrowing from financial institutions;

     *    improved trading efficiency;

     *    shareholder liquidity;

     *    greater ease in raising capital;

     * compensation of key employees through stock options for which there may be a market valuation;

     *    enhanced corporate image; and

     *    a presence in the United States' capital markets.

POTENTIAL TARGET COMPANIES

     A business entity that may be interested in a business combination with the Company may include the following:

     * a company for which a primary purpose of becoming a public company is the use of its securities for the acquisition of assets or business;

     * a company that is unable to find an underwriter of its securities or is unable to find an underwriter of securities on terms acceptable to it;

     * a company that believes it will be able to obtain investment capital on more favorable terms after it has become public;

     * a foreign company that may wish an initial entry into the United States' securities markets;

     * a special situation company, such as a company seeking a public market to satisfy redemption requirements under a qualified Employees Stock Option Plan; and

     * a company seeking one or more of the other perceived benefits of becoming a public company.

     The analysis of new business opportunities will be undertaken by or under the supervision of our officers, directors, accountants and legal counsel. We will have unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In our efforts to analyze potential acquisition targets, we will consider the following kinds of factors:

     * potential for growth, indicated by new technology, anticipated market expansion or new products or services;

     * competitive position as compared to other firms of similar size and experience within the industry segment, as well as within the industry as a whole;

     * strength and diversity of management, either in place or scheduled for recruitment;

     * capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

     * the cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;

     *    the extent to which the business opportunity can be advanced;

     * the accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

     *    other factors deemed to be relevant by our management team.

     In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to our limited financial resources available for investigation, we may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

     No assurances can be given that the Company will be able to enter into a business combination of any nature.

FORM OF ACQUISITION

     The manner in which the Company participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Company and the promoters of the opportunity and the relative negotiating strength of the Company and such promoters.

     It is likely that the Company will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax-free" reorganization under
Section 368(a) (1) of the Internal Revenue Code of 1986, as amended ("Code"), depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax-free" provisions provided under the Code, our stockholders would, in such circumstances, retain 20% or less of the total issued and outstanding shares of the Company. Under other circumstances, depending upon the relative negotiating strength of the parties, our stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Company prior to such reorganization.

     Our present stockholders will likely not have control of a majority of our voting shares following a reorganization transaction. As part of such a transaction, all or a majority of the officers and directors may resign and new officers and directors may be appointed without any vote by our stockholders.

     In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders' meeting and obtain the approval of the holders of a majority of the outstanding shares. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal right to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

     It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosures documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.

     We presently have no employees other than our three officers. Our officers are engaged in outside business activities and anticipate they will devote to our business very limited time until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

     Although our management has not taken any preliminary steps to consummate a business combination, we anticipate beginning our search for viable business combination targets once we become a fully reporting company with the U.S. Securities and Exchange Commission. We believe there are many valuable resources we can reach out to in order to identify potential targets including, but not limited to, business brokers, networking web sites, conferences, business professionals and direct contacts by our management with business owners.

COMPETITIVE CONDITIONS

     We are in a  highly  competitive  market  for a small  number  of  business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination. In reality, it might be more feasible for a privately held company to file its own Form 10 registration statement to become a fully reporting company than to give up ownership to the Company by entering into a business combination with us.

     In the event we are successful in identifying a private company that is interested in combining with us, the private company will have to provide us with a lot of information related to its business history, prospects, financial condition, management and have books and records that are auditable without undue time and expense. Upon entry into a definitive agreement with a target, we will have to file a Form 8-K describing the proposed transaction, that the proposed transaction will result in a change in control of our Company and include audited financial statements of the combined entity as an exhibit to the Form 8-K or in an amendment to the Form 8-K.

     We are voluntarily filing this Registration Statement with the U.S. Securities and Exchange Commission and we are under no obligation to do so under the Securities Exchange Act of 1934.

REPORTS TO SECURITY HOLDERS

     1. We will be subject to the informational requirements of the Exchange Act. Accordingly, we will file annual, quarterly and periodic reports, proxy statements, information statements and other information with the SEC.

     2. The public may read and copy any materials the Company files with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. The public may call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings will also be available to the public at the SEC's web site at http://www.sec.gov.

                             ITEM 1A. RISK FACTORS.

     INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IF ANY OF THE FOLLOWING RISKS ACTUALLY MATERIALIZES, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS WOULD SUFFER AND OUR SHAREHOLDERS COULD LOSE ALL OR PART OF THEIR INVESTMENT IN OUR SHARES.

OUR INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

     The Independent Auditor's Report to our financial statements for the period ended March 14, 2011, included in this Form 10, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such doubts identified in the report include the fact (i) that we have not established any source of revenue to cover our operating costs; (ii) that we will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured; (iii) that we will offer noncash consideration and seek equity lines as a means of financing our operations; (iv) that if we are unable to obtain revenue producing contracts or financing or if the revenue or financing we do obtain is insufficient to cover any operating losses we may incur, we may substantially curtail or terminate our operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

THERE MAY BE CONFLICTS OF INTEREST BETWEEN OUR MANAGEMENT AND OUR NON-MANAGEMENT STOCKHOLDERS.

     Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other investors. A conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to our stockholders. Further, our management's own pecuniary interest may at some point compromise its fiduciary duty to our stockholders.

OUR BUSINESS IS DIFFICULT TO EVALUATE BECAUSE WE HAVE NO OPERATING HISTORY.

     As the Company has no operating history or revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination. The Company has had no recent operating history nor any revenues or earnings from operations since inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

THERE ARE RELATIVELY LOW BARRIERS TO BECOMING A BLANK CHECK COMPANY OR SHELL COMPANY, THEREBY INCREASING THE COMPETITION FOR A SMALL NUMBER OF BUSINESS OPPORTUNITIES.

     There are relatively low barriers to becoming a blank check or shell company. A newly incorporated company with a single shareholder and sole officer and director may become a blank check company or shell company by voluntarily subjecting itself to the SEC reporting requirements by filing and seeking effectiveness of a Form 10, thereby registering its common stock pursuant to
Section 12(g) of the Securities and Exchange Act of 1934 with the SEC. Assuming no comments to the Form 10 have been received from the SEC, the registration statement is automatically deemed effective 60 days after filing the Form 10 with the SEC. The relative ease and low cost with which a company can become a reporting blank check or shell company can increase the already highly competitive market for a limited number of businesses that will consummate a successful business combination.

THERE IS COMPETITION FOR THOSE PRIVATE COMPANIES SUITABLE FOR A MERGER TRANSACTION OF THE TYPE CONTEMPLATED BY OUR MANAGEMENT.

     The  Company  is in a  highly  competitive  market  for a small  number  of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination. In reality, it might be more feasible for a privately held company to file its own Form 10 registration statement to become a fully reporting company than to give up ownership to the Company by entering into a business combination with us.

FUTURE SUCCESS IS HIGHLY DEPENDENT ON THE ABILITY OF OUR MANAGEMENT TO LOCATE AND ATTRACT A SUITABLE ACQUISITION.

     The nature of our operations is highly speculative and there is a consequent risk of loss of your investment. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.
THE COMPANY HAS NO EXISTING AGREEMENT FOR A BUSINESS COMBINATION OR OTHER TRANSACTION.

     We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

OUR MANAGEMENT INTENDS TO DEVOTE ONLY A LIMITED AMOUNT OF TIME TO SEEKING A TARGET COMPANY WHICH MAY ADVERSELY IMPACT OUR ABILITY TO IDENTIFY A SUITABLE ACQUISITION CANDIDATE.

     While seeking a business combination, management anticipates devoting no more than a few hours per week to the Company's affairs in total. No one on our management team has entered into a written employment agreement with us nor are any of them expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

THE TIME AND COST OF PREPARING A PRIVATE COMPANY TO BECOME A PUBLIC REPORTING COMPANY MAY PRECLUDE US FROM ENTERING INTO A MERGER OR ACQUISITION WITH THE MOST ATTRACTIVE PRIVATE COMPANIES.

     Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially
preclude   consummation  of  an  acquisition.   Otherwise  suitable  acquisition
prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

THE COMPANY MAY BE SUBJECT TO FURTHER GOVERNMENT REGULATION WHICH WOULD ADVERSELY AFFECT OUR OPERATIONS.

     Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended ("Investment Company Act"), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

ANY POTENTIAL ACQUISITION OR MERGER WITH A FOREIGN COMPANY MAY SUBJECT US TO ADDITIONAL RISKS.

     If we enter into a business combination with a foreign concern, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

THERE IS CURRENTLY NO TRADING MARKET FOR OUR COMMON STOCK, AND LIQUIDITY OF SHARES OF OUR COMMON STOCK IS LIMITED.

     Our shares of common stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for our common stock. Further, no public trading market is expected to develop in the foreseeable future unless and until the Company completes a business combination with an operating business and the Company thereafter files a registration statement under the Securities Act of 1933, as amended (the "Securities Act"). Therefore, outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations. Shares of our common stock cannot be sold under the exemptions from registration provided by Rule 144 under or Section 4(1) of the Securities Act ("Rule 144"), in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the Securities and Exchange Commission's Division of Corporation Finance, to Ken Worm of NASD Regulation, dated January 21, 2000 ( "Wulff Letter"). In 2007, the SEC announced that it is changing certain aspects of the Wulff Letter, and such changes shall apply retroactively to our stockholders. Effective February 15, 2008, all holders of shares of common stock of a "shell company" will be permitted to sell their shares of common stock under Rule 144, subject to certain restrictions, starting one year after (i) the completion of a business combination with a private company in a reverse merger or reverse takeover transaction after which the company would cease to be a "shell company" (as defined in Rule 12b-2 under the Exchange Act) and (ii) the disclosure of certain information on a Current Report on Form 8-K within four business days thereafter. Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

WE HAVE NEVER PAID DIVIDENDS ON OUR COMMON STOCK.

     We have never paid dividends on our Common Stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

THE COMPANY MAY BE SUBJECT TO CERTAIN TAX CONSEQUENCES IN OUR BUSINESS, WHICH MAY INCREASE OUR COST OF DOING BUSINESS.

     We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

OUR BUSINESS WILL HAVE NO REVENUES UNLESS AND UNTIL WE MERGE WITH OR ACQUIRE AN OPERATING BUSINESS.

     We are a development stage company and have had no revenues from operations. We may not realize any revenues unless and until we successfully merge with or acquire an operating business.

THE COMPANY INTENDS TO ISSUE MORE SHARES IN A MERGER OR ACQUISITION, WHICH WILL RESULT IN SUBSTANTIAL DILUTION TO EXISTING SHAREHOLDERS.

     Our Articles of Incorporation authorize the issuance of a maximum of 250,000,000 shares of common stock. Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm's-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially and adversely affected.

THE COMPANY HAS CONDUCTED NO MARKET RESEARCH OR IDENTIFICATION OF BUSINESS OPPORTUNITIES, WHICH MAY AFFECT OUR ABILITY TO IDENTIFY A BUSINESS TO MERGE WITH OR ACQUIRE.

     The Company has neither conducted nor have others made available to us results of market research concerning prospective business opportunities. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will, present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

BECAUSE WE MAY SEEK TO COMPLETE A BUSINESS COMBINATION THROUGH A "REVERSE MERGER," FOLLOWING SUCH A TRANSACTION WE MAY NOT BE ABLE TO ATTRACT THE ATTENTION OF MAJOR BROKERAGE FIRMS.

     Additional risks may exist since we will assist a privately held business to become public through a "reverse merger." Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

WE CANNOT ASSURE YOU THAT FOLLOWING A BUSINESS COMBINATION WITH AN OPERATING BUSINESS, OUR COMMON STOCK WILL BE LISTED ON NASDAQ OR ANY OTHER SECURITIES EXCHANGE.

     Following a business combination, we may seek the listing of our common stock on NASDAQ or the American Stock Exchange. However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the "pink sheets," where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

AS A BLANK CHECK COMPANY, ANY REGISTERED OFFERING OF OUR SECURITIES WILL HAVE TO COMPLY WITH RULE 419 UNDER THE SECURITIES ACT OF 1933, WHICH COULD IMPACT OUR ABILITY TO RAISE EQUITY FUNDS FROM INVESTORS.

     In the event we register an offering of our securities with the Securities and Exchange Commission while we are a blank check company, we will have to comply with Rule 419 under the Securities Act of 1933. Rule 419 is a cumbersome rule applicable to blank check companies selling penny stocks in a registered offering. Rule 419 requires that the gross proceeds raised in such an offering be deposited into an escrow account with a financial institution insured by the

FDIC or in a separate bank account established by a registered broker or dealer in which the broker or dealer acts as trustee for the persons having the beneficial interests in the account. Furthermore, Rule 419 requires the securities issued to investors in the blank check offering be issued in the name of such investors but certificates representing such securities must be deposited into the escrow account instead of being delivered directly to investors, and the records of the escrow agent, maintained in good faith and in the regular course of business, must show the name and interest of each party to the account.

     The initial registration statement for the blank check offering shall disclose the specific terms of the offering, including, but not limited to:

     * The terms and provisions of the escrow or trust agreement and the effect thereof upon the company's right to receive funds and the effect of the escrow or trust agreement upon the investor's funds and securities required to be deposited into the escrow or trust account, including, if applicable, any material risk of non-insurance of investors' funds resulting from deposits in excess of the insured amounts; and

     * The obligation of the company to provide, and the right of the purchaser to receive, information regarding an acquisition, including the requirement that pursuant to Rule 419, investors confirm in writing their investment in the company's securities.

     Rule 419 imposes certain additional disclosure obligations on companies making blank check offerings. Due to the requirements of Rule 419 and the fact that investors investing in blank check offerings have no idea if or when an acquisition or merger transaction will occur, or if the acquisition or merger target is worthy of the investors money or risks, it may be difficult for the company to pull off a blank check offering and even if the company is successful in raising funds in such an offering, it may not be able to find an attractive acquisition or merger candidate. Therefore, investors in a blank check offering will have their funds at risk for a prolonged period of time and they may not be happy with the results of an acquisition or merger, if one were to occur.

THIS REGISTRATION STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO US, OUR INDUSTRY AND TO OTHER BUSINESSES.

     These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this prospectus, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                         ITEM 2. FINANCIAL INFORMATION.

     The following discussion is intended to provide an analysis of our financial condition and should be read in conjunction with our financial statements and the notes thereto.

BASIS OF PRESENTATION - DEVELOPMENT STAGE COMPANY

     We have not earned any revenues from our very limited operations. Accordingly, our activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that our financial statements be identified as those of a development stage company and that our statements of operations, stockholders' equity (deficit) and cash flows disclose activity since the date of our inception.

MANAGEMENT'S PLAN OF OPERATION

     The Company was incorporated on March 7, 2011, in the State of Nevada to serve as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict our potential candidate target companies to any specific business, industry or geographically location and, thus, may acquire any type of business.

     The Company does not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with money in our treasury, if any, or with additional money contributed by our current stockholders, or another source, such as additional stockholders.

     During the next 12 months we anticipate incurring costs related to:

     (i) filing of Exchange Act reports (legal, accounting and auditing fees) in the amount of approximately $5,000; and

     (ii) costs relating to consummating an acquisition in the amount of approximately $35,000 to pay for legal fees and audit fees.

     We believe we will be able to meet the costs of filing Exchange Act reports during the next 12 months through use of funds to be loaned to or invested in us by our stockholders, management or other investors. If we enter into a business combination with a target entity, we will require the target company to pay the acquisition related fees and expenses as a condition precedent to such an agreement. Obviously, if our stockholders, management or other investors do not loan to or invest sufficient funds in the Company, then we will not be able to meet our SEC reporting obligations and will not be able to attract a private company with which to combine.

     The Company may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for it shares, while avoiding, among other things, the time delays, significant expense and loss of voting control which may occur in a public offering.

     Our management has not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

     Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing, and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management's plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us because it will not permit us to offset potential losses from one venture against gains from another.

     The Company anticipates that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital that we will have and/or the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

OFF-BALANCE SHEET ARRANGEMENTS

     We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

                               ITEM 3. PROPERTIES.

     The Company neither rents nor owns any properties. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

     ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(A) SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.

     The following tables set forth the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending arrangements that may cause a change in control. However, it is anticipated that there will be one or more change of control, including adding members of management, possibly involving the private sale or redemption of our principal shareholder's securities or our issuance of additional securities, at or prior to the closing of a business combination.

     The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the U.S. Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

                                            Amount and Nature of      Percentage
Name and Address                            Beneficial Ownership       of Class
----------------                            --------------------       --------

Hongqiang Xu                                     8,000,000              33.333%
C-1305 Haojing Mansion Zhichunlu 108
Beijing, PRC 100086

Zhiguo Tan                                       8,000,000              33.333%
No. 33 Nanfengwoshuikouzi Fengtai District
Beijing, PRC 100088

Qieping Zhang                                    8,000,000              33.333%
Rm. 1001 Junjinglu 31 Zhongshandadao 190
Neijing, PRC 510665

All Officers and Directors
 as a group (3 persons)                         24,000,000                 100%

     The above table is based upon information derived from our stock records. We believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned; except as set forth above, applicable percentages are based upon 24,000,000 shares of common stock outstanding as of the date of this registration statement on Form 10. The above percentages may not equal 100% due to rounding.

                    ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS.

     Our officers and directors and additional information concerning them are as follows:

Name                   Age                       Position(s)
----                   ---                       -----------

Hongqiang Xu           37        President, Chief Financial Officer and Director

Zhiguo Tan             32        Vice President and Director

Qieping Zhang          40        Chief Financial Officer, Treasurer and Director

     HONGQIANG XU has been President of Beijing Hengtonglihua Information Technology Co. Ltd. since February 2002. Mr. Xu received a Bachelor of Economics, International Economy and Trade, from Beijing University of Aeronautics and Astronautics in 2004.

     ZHIGUO TAN. Since January 2005, Mr. Tan has served as President of Beijing Top Travel Flight Services Co. Ltd. Mr. Tan is a 1998 graduate of the Hunan Chemical Secondary Technical Academy with a focus on technology.

     QIEPING ZHANG. SINCE May 2009, Mr. Zhang has been Vice President of G1 Capital (Ningbo) Investment, Consultant and Management Co., Ltd. From July 2008 until April 2009, Mr. Zhang was Assistant President of Jolmo (Foshan) Investment, Consultant and Management Co. Ltd. In addition, since October 2004, Mr. Zhang has been President of AdvanceX (Guangzhou) Investment & Consulting Co. Ltd. In 1993, Mr. Zhang received a Bachelor Degree in Automobile Application Engineering fro Changsha university of Science and Technology. In July 2001, Mr. Zhang attended postgraduate studies in Computer Software and Theory at South China University of Technology. Mr. Zhang is working toward his Masters Degree.

     The term of office of each director expires at our annual meeting of stockholders or until their successors are duly elected and qualified.

     A.   Significant Employees. None.

     B.   Family Relationships. None.

     C.   Involvement in Certain Legal Proceedings.

     No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

     * Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

     * Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

     * Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

     * Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

AUDIT COMMITTEE

     The Board of Directors acts as the Audit Committee and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

CODE OF ETHICS

     We do not currently have a code of ethics.

                         ITEM 6. EXECUTIVE COMPENSATION

     Our officers and directors do not receive any compensation for their services rendered to the Company and have not received any compensation in the past and are not accruing any compensation pursuant to any agreement with the Company. No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity. The Company's officers and directors intend to devote no more than a few hours a week to our affairs. However, Mr. Keaveney paid certain formation expenses related to the incorporation of the Company and contributed time to such formation and in developing the Company's business plan.

     It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, the Company has adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.

     No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

     There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

           ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND
                             DIRECTOR INDEPENDENCE.

     In March 2011, we issued 8,000,000 restricted shares of our common stock to each of our three officers. All shares were considered issued at their par value ($.0001 per share). See Item 10, "Recent Sales of Unregistered Securities." With respect to the sales made to these three stockholders, the Company relied upon an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended ("Securities Act").

     Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

                           ITEM 8. LEGAL PROCEEDINGS.

     Presently, there are not any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and the Registrant does not know nor is it aware of any legal proceedings threatened or contemplated against it.

     ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY
                        AND RELATED STOCKHOLDER MATTERS.

     (a) Market Information. The Company's Common Stock is not trading on any stock exchange. The Company is not aware of any market activity in its stock since its inception and through the date of this filing. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue.

     The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:
(i) that a broker or dealer approve a person's account for transactions in penny stocks and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     (b) Holders. As of the date of this filing, there were three record holders of the 24,000,000 shares of the Company's issued and outstanding Common Stock.

     (c) Dividends. The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company's business.

                ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

     In March 2011, right after our incorporation, the Company issued an aggregate of 24,000,000 restricted shares of its common stock to our three officers in exchange for an aggregate of $2,400 or $.0001 per share.

     We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances. We believed that Section 4(2) was available because:

     * None of these issuances involved underwriters, underwriting discounts or commissions;

     *    We placed restrictive legends on all certificates issued;

     *    No sales were made by general solicitation or advertising; and

     *    Sales were made only to accredited investors

     In connection with the above transactions, we provided the following to all investors:

     *    Access to all our books and records.

     * Access to all material contracts and documents relating to our operations.

     * The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

     The Company's Board of Directors has the power to issue any or all of the authorized but unissued Common Stock without stockholder approval. The Company currently has no commitments to issue any shares of common stock. However, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a business combination. Since the Company expects to issue additional shares of common stock in connection with a business combination, existing stockholders of the Company may experience substantial dilution in their shares. However, it is impossible to predict whether a business combination will ultimately result in dilution to existing shareholders. If the target has a relatively weak balance sheet, a business combination may result in significant dilution. If a target has a relatively strong balance sheet, there may be little or no dilution.

                       ITEM 11. DESCRIPTION OF SECURITIES

COMMON OR PREFERRED STOCK.

     The authorized capital stock of the Company consists of 250,000,000 shares of Common Stock, par value $.0001 per share. The following summarized the important provisions of the Company's capital stock.

COMMON STOCK

     Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

     Holders of common stock have no preemptive rights to purchase the Company's common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

     The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company's Articles of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10.

DIVIDENDS

     Dividends, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Company's Board of Directors. The Company presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination.

HOLDERS

     There are three holders of record of our Common Stock as of March 21, 2011.

TRADING OF SECURITIES IN SECONDARY MARKET

     The Company presently has 24,000,000 shares of common stock issued and outstanding, all of which are "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued in private transactions not involving a public offering.

     Following a business combination, a target company will normally wish to list its common stock for trading in one or more United States securities markets. The target company may elect to apply for such listing immediately following the business combination or at some later time.

     If, after a business combination, we do not meet the qualifications for listing on the Nasdaq Capital Market, we may have a market maker apply for quotation of our securities on the Over-the-Counter Bulletin Board. In certain cases we may elect to have our securities initially quoted in the "pink sheets" published by the Pink Sheets, LLC. On April 7, 2000, the Securities and Exchange Commission issued a clarification with regard to the reporting status under the Securities Exchange Act of 1934 of a non-reporting company after it acquired a reporting "blank check" company. This letter clarified the Commission's position that such Company would not be a successor issuer to the reporting obligation of the "blank check" company by virtue of Exchange Act Rule 12g-3(a).

     We intend that any merger we undertake would not be deemed a "back door" registration since we would remain the reporting company and the Company that we merge with would not become a successor issuer to our reporting obligations by virtue of Commission Rule 12g-3(a).

TRANSFER AGENT

     The Company does not currently have a transfer agent for its shares of Common Stock. The Company may appoint a transfer agent or act as its own until a merger candidate can be identified.

               ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Nevada Revised Statutes allow us to indemnify our officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the corporation. A determination may be made by the shareholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

     The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, if and only if the officer or director undertakes to repay said expenses to us if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us.

     The indemnification and advancement of expenses may not be made to or on behalf of any officer or director if a final adjudication establishes that the officer's or director's acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     Article VII, Section 7. of our By-Laws require us to indemnify our officers, directors, employees and agents to the fullest extent permitted under the laws of Nevada.

                          ITEM 13. FINANCIAL STATEMENTS

     The audited financial statements of China Ticket Center, Inc. for the period from inception on March 7, 2011, until the period ended March 14, 2011, appear beginning at F-1.

            ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE.
..
     There are not and have not been any disagreements between the Registrant and its accountants on any matter of accounting principles, practices or financial statement disclosure.

                   ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

     (a)(1) Financial Statements

          Financial statements for China Ticket Center, Inc. listed in the Index to Financial Statements and Supplementary Data on page F-1 are filed as part of this Registration Statement.

     (a)(2) Financial Statement Schedule

          Financial Statement Schedule for China Ticket Center, Inc. listed in the Index to Financial Statements and Supplementary Data on page F-1 are filed as part of this Registration Statement.

     (b)  Exhibits

          Exhibit
          Number                     Description
          ------                     -----------

           3.1    Articles of Incorporation *
           3.2    By-Laws *
           4.1    Specimen Stock Certificate *
           23.1   Consent of the Independent Registered Public Accounting Firm *

----------
* Filed herewith.

                                   SIGNATURES

     In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this Form 10 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    CHINA TICKET CENTER, INC.


Date: March 29, 2011                By: /s/ Hongqiang Xu
                                       -----------------------------------------
                                    Name:  Hongqiang Xu
                                    Title: President and Chief Executive Officer

                            China Ticket Center, Inc.

                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                 March 14, 2011


FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm                     F-1

Balance Sheet                                                               F-2

Statement of Operations                                                     F-3

Statement of Changes in Stockholders' Deficit                               F-4

Statement of Cash Flows                                                     F-5

Notes to Financial Statements                                               F-6

                               Stan J.H. Lee, CPA
              2160 North Central Rd. Suite 203* Fort Lee * NJ 07024
                   P.O. Box 436402 * San Diego * CA 92143-9402
            619-623-7799 * Fax 619-564-3408 * E-mail stan2u@gmail.com


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
China Ticket Center, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of China Ticket Center, Inc.. as of May 14, 2011, and the related statements of operation, shareholders' equity (deficit) and cash flows for the period from May 7, 2011 (inception date) to May 14, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Ticket Center, Inc. as of March 14, 2011, and the results of its operation and its cash flows for the period aforementioned in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the note to the financial statements, the Company has established any source of revenue to cover its operating costs and losses from operations raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Stan J.H, Lee, CPA
----------------------------------
Stan J.H. Lee, CPA
March 17, 2011
Fort Lee, NJ, 07024

                            CHINA TICKET CENTER, INC.
                          (A Development Stage Company)
                                  Balance Sheet


                                                                    March 14,
                                                                      2011
                                                                    --------
                                     ASSETS

Current assets
  Cash                                                              $     --
                                                                    --------
      Total current assets                                                --
                                                                    --------

      TOTAL ASSETS                                                  $     --
                                                                    ========

                       LIABILITIES & STOCKHOLDERS' DEFICIT

Current liabilities
  Accrued expenses                                                  $  1,000
                                                                    --------
      Total current liabilities                                        1,000
                                                                    --------
      TOTAL LIABILITIES                                                1,000
                                                                    --------

Stockholders' deficit
  Common stock ($.0001 par value, 250,000,000 shares
   authorized; 24,000,000 shares issued and outstanding)               2,400
  Deficit accumulated during development stage                        (3,400)
                                                                    --------
      Total Stockholders' deficit                                     (1,000)
                                                                    --------

      TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT                     $     --
                                                                    ========


                        See Notes to Financial Statements

                            CHINA TICKET CENTER, INC.
                          (A Development Stage Company)
                             Statement of Operations

                                                                 For the
                                                               period from
                                                              March 7, 2011
                                                             (inception) to
                                                                March 14,
                                                                  2011
                                                              ------------
Revenues
  Revenues                                                    $         --
                                                              ------------
Total revenues                                                          --
                                                              ------------

Operating expenses
  Professional fees                                                  1,000
  Organization and related expenses                                  2,400
                                                              ------------
Total operating expenses                                             3,400
                                                              ------------

Net loss                                                      $     (3,400)
                                                              ============

Basic loss per share                                          $      (0.00)
                                                              ============

Weighted average number of common shares outstanding            24,000,000
                                                              ============


                        See Notes to Financial Statements

                               CHINA TICKET CENTER
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Deficit
         For the period from March 7, 2011 (inception) to March 14, 2011

                                                                             Deficit
                                                                           Accumulated
                                               Common        Additional      During             Total
                                Common         Stock          Paid-in      Development      Stockholders'
                                Stock          Amount         Capital         Stage            Deficit
                                -----          ------         -------         -----            -------
March 7, 2011 (inception)
 Shares issued for services
 at $.0001 per share          24,000,000     $     2,400      $    --      $        --       $     2,400

Net loss for the period                                                         (3,400)           (3,400)
                             -----------     -----------      -------      -----------       -----------

Balance March 14, 2011        24,000,000     $     2,400      $    --      $    (3,400)      $    (1,000)
                             ===========     ===========      =======      ===========       ===========


                        See Notes to Financial Statements

                            CHINA TICKET CENTER, INC.
                          (A Development Stage Company)
                             Statement of Cash flows

                                                                 For the
                                                               period from
                                                              March 7, 2011
                                                             (inception) to
                                                                March 14,
                                                                  2011
                                                                --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                      $ (3,400)
  Adjustments to reconcile net loss to net cash
   (used) by operating activities
     Increase in accrued expenses                                  1,000
                                                                --------
           Net cash used by operating activities                  (2,400)
                                                                --------

CASH FLOWS FROM INVESTING ACTIVITIES
           Net cash provided by investing activities                  --
                                                                --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Stock issued for services                                        2,400
                                                                --------
           Net cash provided by financing activities               2,400
                                                                --------
Net increase in cash                                                  --

Cash at beginning of period                                           --
                                                                --------

Cash at end of period                                           $     --
                                                                ========

NONCASH INVESTING AND FINANCING ACTIVITIES:
  Common stock issued to founder for services rendered          $  2,400
                                                                ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Interest paid                                                 $     --
                                                                ========
  Income taxes paid                                             $     --
                                                                ========


                        See Notes to Financial Statements

                            CHINA TICKET CENTER, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                              As of March 14, 2011


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

     China Ticket Center, Inc. (the "COMPANY") was incorporated under the laws of the State of Nevada on March 7, 2011 and has been inactive since inception. The Company intends to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION - DEVELOPMENT STAGE COMPANY

     The Company is a development stage company as defined by ASC 915-10-05, "Development Stage Entity". The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated, since inception, have been considered as part of the Company's development stage activities.

ACCOUNTING METHOD

     The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on December 31.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

INCOME TAXES

     The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740-10, "Accounting for Income Taxes." Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year; and, (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity's financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of available positive and negative evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

     ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken on a tax return. Under ASC 740-10, a tax benefit from an uncertain tax position taken or expected to be taken may be recognized only if it is "more likely than not" that the position is sustainable upon examination, based on its technical merits. The tax benefit of a qualifying position under ASC 740-10 would equal the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all the relevant information. A liability (including interest and penalties, if applicable) is established to the extent a current benefit has been recognized on a tax return for matters that are considered contingent upon the outcome of an uncertain tax position. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

BASIC EARNINGS (LOSS) PER SHARE

     Basic earnings (loss) per share is computed by dividing net income, or loss, by the weighted average number of shares of common stock outstanding for the period. Diluted earnings (loss) per share is computed by dividing net income, or loss, by the weighted average number of shares of both common and preferred stock outstanding for the period

IMPACT OF NEW ACCOUNTING STANDARDS

     The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

NOTE 3. INCOME TAXES

     At March 14, 2011, the Company had a federal operating loss carryforward of $3,400, which begins to expire in 2028. Components of net deferred tax assets, including a valuation allowance, are as follows at March 14, 2011:

                                                           2011
                                                         --------
              Deferred tax assets:
                Net operating loss carryforward          $     --
                Stock-based compensation                    1,190
                                                         --------
                                                            1,190

              Less: Valuation Allowance                    (1,190)
                                                         --------
                                                         $     --
                                                         ========

     The valuation allowance for deferred tax assets as of March 14, 2011 was $1,190. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of March 14, 2011, and recorded a full valuation allowance. Reconciliation between the statutory rate and the effective tax rate for the period ended March 14, 2011 is as follows:

                                                           2011
                                                          ------

              Federal statutory tax rate                   (35.0)%
              Change in valuation allowance                 35.0 %
                                                          ------
              Effective tax rate                             0.0 %

NOTE 4. GOING CONCERN

     The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 5. SHAREHOLDER'S EQUITY

     Upon formation, the Board of Directors issued 24,000,000 shares of common stock for $2,400 in services to the founding shareholder of the Company to fund organizational start-up costs.

     The stockholders' equity section of the Company contains the following classes of capital stock as of March 14, 2011:

     * Common stock, $0.0001 par value: 250,000,000 shares authorized; 24,000,000 shares issued and outstanding.

                               INDEX TO EXHIBITS

  Exhibit
  Number                          Description
  ------                          -----------

   3.1            Articles of Incorporation *
   3.2            By-Laws *
   4.1            Specimen Stock Certificate *
   23.1           Consent of the Independent Registered Public Accounting Firm *

----------
* Filed herewith.